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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 (File No. 333-46055) of: (i) our reports dated March 30, 1999, relating to the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries, and (ii) our report dated March 19, 1999, relating to the consolidated financial statements of New Valley Corporation and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Miami, Florida
April 23, 1999